AGREEMENT made this day of February 26, 1999, by and between Prelude Development Inc., (hereinafter referred to as "Company") with its principal offices at 304 Park Avenue South, 11th Floor New York, New York 10010 and George Graham p/k/a Pretty Black (hereinafter referred as "You') whose current address is 4140 Carpenter Avenue, Apt.#2D, Bronx, New York 10466. In consideration of the respective covenants contained herein, the parties hereto, intending to legally bound hereby, agree as follows:

         The parties agree as follows:

l.   Services.

     1.1 During the Term of this agreement, You will render Your services exclusively to Company throughout the Territory as a performing and recording artist for the purpose of making Master Recordings for Company.

2.   Term Territory.

     2.1 The Term shall commence on the date hereof and continue, unless extended or suspended as provided herein, for an initial Contract Period (sometimes referred to as the "Initial Period") and the Option Periods provided for below. The Initial Period shall continue until thc later of; (i) twelve (12) months after Your Delivery of the last Record in fulfillment of Your Recording Commitment for such period, but in no event earlier than twelve (12) months after the date thereof, or (ii) the date upon which Company enters into a Distribution Agreement.

     2.2 If Company enters into a Distribution Agreement with a Distributor relating to the manufacture and/or distribution of Records made hereunder, the Term of this agreement shall be deemed modified to be equivalent to the term set forth under the Distribution Agreement, and the Term hereof shall be deemed to be coterminous with the term of the Distribution Agreement (including but not limited to the Distributor's exercise of one (1) or more option periods pursuant to the Distribution Agreement) plus a period of eighteen (18) months.

          2.2.1 If any Distribution Agreement expires or terminates prior to the date on which it would otherwise expire if all options thereunder were exercised, then this agreement shall continue for the longer of (i) the remaining option periods set forth in paragraph 2.3 herein or (ii) for the term of a succeeding Distribution Agreement.

     2.3 If Company has not entered into a Distribution Agreement before the end of the Initial Period or a Distribution Agreement expires or terminates pursuant to paragraph 2.2.1 herein, You hereby grant to Company five (5) separate options to extend the Term for additional Contract Periods (sometimes referred to as "Option Periods") on the same terms and conditions set forth in paragraph 2.1 except as otherwise provided herein. Each of these options shall be deemed automatically exercised unless Company notifies You in writing to the contrary prior to the expiration of the Contract Period then in effect. Accordingly, each subsequent Option Period shall commence upon the end of the current Contract Period and end nine (9) months after Delivery of the last Master Recordings comprising the Recording Commitment for such Option Period. All Masters required in fulfillment of Your Recording Commitment for the applicable Contract Period shall be Delivered to Company within three (3) months after the commencement date of the Contract Period concerned, but in no event shall such Masters be Delivered earlier than six (6) months after the Delivery of Masters in satisfaction of the immediately preceding Contract Period. Notwithstanding the foregoing, Company shall have the option to enter into a Distribution Agreement during the Term set forth in this paragraph 2.3 and the term of such Distribution Agreement shall remain subject to paragraphs 2.2 and 2.3.1 herein.

          2.3.1  Notwithstanding  the  foregoing,   should  You  enter  into  an
     agreement with a Distributor:

     (i)       introduced to You by Company during the Initial Period; or
     (ii) with whom You refused to execute an inducement letter within one year following the termination or expiration of this agreement, then this agreement shall immediately be deemed in full force and effect as if it had never terminated, and said Distribution Agreement shall be deemed to have been entered into during the Term.

     2.4 The Initial Period and Contract Periods provided herein and in the Distribution Agreement are referred to as the "Term".

3.   Recording Commitment.

     3.1 If Company enters into a Distribution Agreement with a Distributor, You shall perform for the recording of Master Recordings as required in the Distribution Agreement.

     3.2 If Company is not in contractual privity with a Distributor, You will perform for the recording of Masters as required herein and You will Deliver to Company sufficient Masters necessary to satisfy the following schedule.(thc "Recording Commitment"):

     Contract Period            Recording Commitment
     ---------------            --------------------
     Initial Period             One (1) Single
     First Option Period        One (1) Single or One (1) Album
     Second Option Period       One (1) Album
     Third Option Period        One (1) Album
     Fourth Option Period       One (1) Album
     Fifth Option Period        One (1) Album

     3.3 At Company's request and after consultation with You, You shall also perform for the recording of dub mixes, twelve-inch Single mixes, Single edits and other variation of the Compositions embodied on any Master; and/or the recording of demonstration recordings ("Demos") as Company shall reasonably require to secure a Distribution Agreement. The recordings made pursuant to paragraph 3.3.1 shall not be applied in reduction of Your Recording Commitment for any Contract Period and You shall not be entitled to additional compensation for such services provided in connection therewith.

4.   Recording Procedure.

     4.1 All matters .concerning the recording procedure of Masters herein shall be determined by Company, including, without limitation; (1) selection of producer(s); (2) selection of material. including the number of Compositions to be recorded; and (3) the specification of dates of recording and studios where recording is to take place, including the cost of recording herein.

     4.2 Each Master Recording made hereunder shall bc subject to Company's approval that such recordings be technically and commercially satisfactory for the manufacture and sale of Phonograph Records

     4.3 No "live" Recording or Recordings will apply in fulfillment of Your Recording Commitment nor will Company be required to make any payment in connection with any such Recording, unless Company agrees in writing or such Recording is actually released by Company. No Composition previously recorded by You will be recorded under this agreement. No Joint Recording or other recording not recorded and Delivered in full compliance with the material terms and conditions of this Agreement will apply in fulfillment of Your Recording Commitment, nor will Company be required to make any payments in connection with any such Joint Recording other than royalties due You hereunder, even if such Joint Recording is actually released by Company.

     4.4 Nothing in this agreement shall obligate Company to continue or permit the continuation of any recording session or project, even if previously approved hereunder, if Company reasonably anticipates that the Recording Costs will exceed those specified in the approved budget or that the Recordings being produced will not be commercially satisfactory.

     4.5 No Recordings  shall bc made by  unauthorized  dubbing.

     4.6 If for any reason You unreasonably delay thc commencement of or are unavailable for any recording sessions for the Masters, You shall, upon Company's demand, pay Company an amount equal to the charges paid or incurred by Company by reason thereof. Company may, without limiting its other rights or remedies hereunder, deduct such amounts from monies payable to You hereunder.

5.   Advances.

     5.1 Company will pay all recording costs approved by an authorized officer of Company in writing. Such costs shall include, but not be limited to, union scale, studio, equipment, engineering, instrumental, vocal and other personnel and arrangements and copying specifically approved by Company in respect of the recording of such Master Recordings, and all other amounts required to be paid by Company pursuant to any applicable law, All payments to musicians, arrangers, sketchers, conductors, orchestrators, producers, contractors and copyists in connection with the recording of the Master Recordings, and all union scale payments required to be made to any personnel in connection with the production of the Master Recordings together with payroll taxes thereon, payments based on payroll to any labor organization or designee thereof advances and/or fees to the producer of the Master Recordings (it being understood that no separate fee or advance shall be payable to You for any producing services in connection with the Master Recordings unless Company has agreed to such fee or advance in writing), the cost of cartage and rental of instruments for such recording sessions, the costs of recording Demos, video Production Costs, studio costs, transportation costs, hotel and living expenses incurred in connection with the preparation and attendance of essential personnel at recording sessions, rehearsal costs, tape, editing and other similar costs in connection with the production of the final tape waster and the lacquer master, (only to the extent such mastering costs are charged to Company by its Licensee) and all other costs generally and customarily recognized as recording costs in the phonograph industry.

          5.1.1 All amounts described in paragraph 5.1 above plus all other amounts representing direct expenses paid by Company, or incurred, or charged against advances previously taken in connection with the recording, mixing and mastering (if charged by Company's Licensees) of Master Recordings hereunder (including,, without limitation, advances to You, producers, or other third parties with Your consent unless Company is obligated to make such payments by Your actions, and all studio and engineering charges in connection with Company's facilities and personnel or otherwise) are herein sometimes called "Recording Costs" and shall constitute Advances. Such Advances shall be recoupable by Company.

               5.1.1.1 In determining that portion of the Recording Costs (other than payments to You) applicable to any Joint Recording which shall be charged against Your royalties, such portion shall be computed by multiplying the aggregate amount of such Recording Costs by the same fraction used in determining the royalties payable to You in respect of such Joint Recording.

          5.1.2 Company, at its expense, shall provide Your reasonable transportation costs and lodging expenses at a hotel acceptable to Company if Company deems such accommodations necessary. Such payments shall constitute advances.

     5.2 If Company enters into a Distribution Agreement, and conditioned upon Your fill and faithful performance of all of the terms and conditions hereof Company shall pay to You with respect to the exploitation of Masters hereunder fifty (50%) percent of the Net Advances actually received by Company from thc Distributor. "Net Advances" as used herein means the gross advances received by Company from the Distributor less all Recording Costs, Advances, advances payable to the individual producer(s) of the Masters, video production costs, tour support payments, legal fees in connection with the acquisition and maintenance of the Distribution Agreement, payments to third parties in connection with the exploitation of rights, and any other costs or expenses incurred by Company in connection with the production, promotion, or exploitation of the Masters hereunder.

     5.3 All monies paid to or on Your behalf during the Term of this agreement, from other than royalties paid pursuant to Articles 8 and 11 hereof shall constitute Advances unless otherwise expressly agreed in writing by an authorized officer of Company.

6.   Rights in Recording.

     6.1 Each Master Recording made under this agreement, from the inception of recording, and each Record manufactured therefrom, together with the performances embodied thereon, shall be the sole property of Company (or if Company so designates, the Distributor) and will be considered a "work for hire" (as the term is construed under the Copyright Act of the United States) for Company and all persons or entities rendering services in connection with each Master shall be deemed "employees for hire" of Company solely for the purposes of any applicable copyright law: in the alternative, each Master Recording will be deemed transferred to Company by this agreement; together with all rights in it, if it is determined not to be such a work for hire. All such Master Recordings and all Matrices and Phonograph Records manufactured therefrom, together with the performances embodied thereon, shall be the sole property of Company, free from any claims whatsoever by You or any other Person, and Company shall have thc exclusive right to copyright such Master Recordings in its or any Distributors or Licensee's name as the owner and author thereof and to secure any and all renewals and extensions of such copyright throughout the world. You will execute and Deliver to Company such instruments of transfer and other documents regarding the rights of Company in the Master Recordings subject to this agreement as Company may reasonably request to early out the purposes of this agreement; and Company may sign such documents in Your name and make appropriate disposition of them.

     6.2 Without limiting the generality of the foregoing, Company and any Person authorized by Company shall have the unlimited and exclusive rights to manufacture Phonograph Records by any method now or hereafter known, derived from the Master Recordings made hereunder, and to sell, transfer or otherwise deal in the same under any trademark, trade names and labels, or to refrain from such manufacture, sale and dealing, throughout the world.

7.   Names and Likenesses: Publicity.

     7.1 Company and any Licensee of Company each shall have the exclusive right and may grant to others the right to reproduce, print, publish, or disseminate in any medium Your name, or any other professional or assumed name, used by You, portraits, pictures, likeness, and biographical material concerning You, as news or information, or for advertising, merchandising and trade purposes with respect to records hereunder. During the Term of this agreement You shall not authorize any party other than Company to use Your name or likeness (or any other assumed or fictitious name used by You) in connection with the advertising or sale of Phonograph Records, or blank recording tape or recording equipment or otherwise in respect of Your career as a recording artist.

     7.2 Company shall also have the exclusive right to use Your name or picture as contained in the covers of all Albums recorded hereunder, the artwork on such covers, and the titles of all such Albums and all Compositions contained on them, in connection with merchandise other than Phonograph Records ("Album Merchandising Uses"). If Company receives any payments for such Album Merchandising Uses, Your royalty account will be credited with fifty percent (50%) of the net amount of those receipts as computed after deduction of any direct expenses actually incurred by Company in connection with Album Merchandising Uses.

     7.3 During the Term hereof Company and its Licensees shall maintain the exclusive, worldwide right to use and to permit others to use Your name (both legal and professional), logos, photographs, likeness, other identification, and biographical material concerning You in connection with the sale of T-shirts and other clothing, posters, stickers, novelties and any other merchandising items. Company shall credit to Your royalty account a sum equal to fifty percent (5 0%) of the gross income actually received by Company directly from third party merchandisers in connection with the exploitation of such merchandising rights provided that third party commissions or in house merchandising production or exploitation costs shall be deductible from the aforesaid gross income prior to the computation of Your fifty percent (50%) share of the remaining gross income.

     7.4 Upon Company's reasonable request and upon reasonable notice, You shall be available to appear for photographs, posters; cover art, to appear for interviews with representatives of the communications media and publicity personnel of Company or its Licensees and to perform other reasonable promotional functions during the Term hereof in connection with the sale and other exploitation of Records derived from Master Recordings made hereunder. You shall not be entitled to compensation therefor other than the otherwise applicable minimum union scale payments set forth in applicable collective bargaining agreements to which Company is a signatory.

8.   Royalties.

     If Company enters into a Distribution Agreement, and conditioned upon Your full and faithful performance of all of the terms and conditions hereof Company shall pay You royalties on net sales of Records derived solely from the Masters recorded hereunder, and other exploitations of the Master, as follows:

     8.1 Fifty percent (50%) of Company's "Net Royalties" in respect of the Masters.

          8.1.1 "Net Royalties" means all royalties (excluding mechanical royalties) actually received by Company from the Distributor in the United States in respect to the exploitation of the Masters pursuant to the Distribution Agreement less all recording costs, royalties paid to the individual producers of the Masters and all royalties and payments paid to third parties in connection with the acquisition or exploitation of rights in and to the Master Recordings (including, but not limited to, amounts paid to owners of Master Recordings which have been Sampled or interpolated in the Master Recordings produced hereunder).

     8.2 All royalties payable to You hereunder shall be computed, determined, calculated and paid in the same manner and on the same basis (e.g. container charges, free goods, suggested retail list price, reserves, etc) as royalties are paid to Company by the Distributor pursuant to the Distribution Agreement.

     8.3 If You perform for Master Recordings recorded hereunder together with another artist to whom Company is obligated to pay royalties, Your otherwise applicable royalty shall be multiplied by a fraction, the numerator of which is one and the denominator shall be the total number of artists (including Yourself) who perform an connection with such Master Recordings.

     8.4 As to records not consisting entirely of the Masters produced hereunder, the royalty rate otherwise payable to You hereunder with respect to sales of any such record shall be prorated by multiplying such royalty rate by a fraction, the numerator of which is one and the denominator of which is the total number of masters embodied thereon.

     8.5 Notwithstanding anything to the contrary contained in paragraphs 8.1 through 8.4 hereinabove, in the event that Company releases Records recorded hereunder independently rather than through a Distributor, then in lieu of royalties to be paid pursuant to paragraphs 8.1 through 8.4, Company shall pay You royalties computed in accordance with Schedule A (attached hereto).

          8.5.1 All royalties payable to You hereunder include all royalties due Artist, the individual producers and any other Persons on account of the sate of Records hereunder (other than AF of M or other similar per record royalties and mechanical royalties).

9.   Miscellaneous Royalty Provisions.

     Provisions of the Distribution Agreement which relate to all other royalty computations shall control and be deemed incorporated herein, including, but not limited to, configuration, territorial and categorical, packaging and promotional reductions and deductions.

10.  Royalty Accountings.

     10.1 You will receive copies. of all statements received by Company covering Your royalties. Said statements will be sent to You, together with any such royalty due You (if any), within ninety (90) days following the end of each semi-annual calendar period, provided such monies have become good funds. if Company has overpaid You, You will promptly reimburse Company, unless Company is in a position to apply such deficiency to Your royalty account. Company shall have no liability or responsibility for a breach of timely payment by any of its Licensees, including Distributor.

     10.2 Company will maintain books and records which report the sales of the Phonograph Records for which royalties arc payable to You. You may, at Your own expense, examine those books and records and make copies thereof as provided in this paragraph only. You may make those examinations only for the purpose of verifying the accuracy of the statements sent to You under paragraph 10.1. You may make such an examination for a particular statement only once, and only within twelve (12) months after the date when Company is required to send You that statement under paragraph 10.1. You may make those examinations only during Company's usual business hours, and at the place where it keeps the books and records to be examined. If You wish to make an examination You will be required to notify Company in writing at least fourteen (14) days before the date when You plan to begin it. You may appoint a certified public accountant to make such an examination for You but not if he or his firm has begun an examination of Company's books and records for any Person except You and has not yet concluded it. If a certified public accountant performs the examination for You, he will review his tentative findings with those members of the Company's staff whom Company designates before he renders a report to You, in order to remedy any factual errors and clarify any issues which may have resulted from misunderstandings. Your accountant's report will be completed and a copy of it will be Delivered to Company within thirty (30) days from the date his examination ends.

     10.3 If You have any objections to a royalty statement with respect to the sale and/or distribution of records recorded hereunder, You will give Company specific written notice of that objection and Your reasons for it within twelve
(12) months after the date when Company has rendered that statement to You pursuant to paragraph 10.1. Each royalty statement will become conclusively binding on You at the end of that one year period, and You will no longer have any right to make any other objections to it. You will not have the right to sue Company in connection with any royalty accounting, or to sue Company for royalties on Records sold during the period a royalty accounting covers, unless You commence the suit within twelve (12) months or the time provided in Company's agreement with any Distributor following timely objection made pursuant to this paragraph.

     10.4 You acknowledge that Company's books and records contain confidential trade information. Neither You, nor Your representative will communicate to others or use on behalf of any other person any fact or information obtained as a result of Your examination of Company's books and records.

     10.5 You shall not be entitled to examine the books or records of any Licensee of Company (including Distributor). If Company undertakes an audit of any Distributor, it will provide You with a copy of the results of such audit as it pertains to Records produced, manufactured and sold hereunder and under the Distribution Agreement. In this connection, it will also pay to You Your proportionate share of the Net Proceeds, if any. "Net Proceeds" shall mean the gross amount recovered through such audit after deduction of the pro rata costs incurred thereunder, including without limitation, auditor's and attorney's fees.

11.  Licenses for Musical Compositions.

     Controlled Compositions shall be and are hereby licensed to Company:

     11.1 For the United States, at a royalty per selection equal to seventy-five (75%) percent of the minimum statutory per selection rate (without regard to playing time) effective on the date hereof. The aforesaid seventy-five (75%) percent per selection rate shall hereinafter sometimes be referred to as the "U.S. Per Selection Rate", and

     11.2 For Canada. at a royalty per selection equal to seventy-five (75%) percent of the minimum statutory per selection rate (without regard to playing time effective on the date hereof or if there is no statutory rate in Canada on the date hereof seventy-five (75%) percent of the per selection rate (without regard to playing time) generally utilized by major record companies in Canada on the date hereof. The applicable aforesaid per selection rate shall hereinafter sometimes be referred to as the "Canadian Per Selection Rate".

     11.3 Notwithstanding the foregoing, the maximum aggregate mechanical royalty rate which Company shall be required to pay in respect of any Single or LP hereunder, regardless of the total number of compositions contained therein, shall not exceed two (2) times for any Single and ten (10) times for any LP of the applicable U.S. Per Selection Rate or Canadian Per Selection Rate, respectively.

     11.4 It is specifically understood that in the event that any Single or LP contains other compositions in addition to the Controlled Compositions and the aggregate mechanical royalty rate for said Single or LP shall exceed the applicable rate provided in this Article 11, the aggregate rate for the
Controlled Compositions contained thereon shall be reduced by the aforesaid excess over said applicable rate. Additionally, Company shall have the right with respect to any Single or LP the aggregate mechanical royalty rate for which exceeds the applicable rate provided in this Article 11, to deduct such excess payable thereon from any and all monies payable to You pursuant to this or any other agreement. All mechanical royalties payable hereunder shall be paid on the basis of net records sold hereunder for which royalties are payable to You pursuant to this agreement, Company may maintain reserves with respect to payment of mechanical royalties. If Company makes an overpayment of mechanical royalties in respect of compositions recorded under this agreement, You will reimburse Company for same, failing which Company may recoup any such overpayment from any monies becoming payable to You pursuant to this or any other agreement. Mechanical royalty payments on records subsequently returned are considered overpayments.

     11.5 In respect of all Controlled Compositions performed in Pictures, Company is hereby granted an irrevocable perpetual worldwide license to record and reproduce such Compositions in such Pictures and to distribute and perform such Pictures including, but not limited to all Videoshows thereof, and to authorize others to do so. Company will not be required to make any payment in connection with those uses, and that license shall apply whether or not Company receives any payment in connection with those Pictures. Simultaneously with Your submission to Company of the documents and information required herein, You shall furnish Company with a written acknowledgement from the person(s) or entity(ies) controlling the copyright in each non-Controlled Composition to be embodied on any Picture confirming the terms upon which said person(s) or entity(ies) shall issue licenses in respect thereof. Upon Company's request therefor, You shall cause said person(s) or entity(ies) to forthwith issue to Company (and its designees) licenses containing said terms and such other terms and conditions as Company (or its designees) may require.

          11.5.1 If the copyright in any Controlled Composition performed in Pictures is partially or completely owned or controlled by anyone else, You will cause that person, firm or corporation to grant Company the same rights described in this Article 11, on the same terms.

     11.6 Notwithstanding anything in the foregoing provisions of this Article 11 to the contrary, if a particular selection recorded hereunder is embodied more than once on a particular record, Company shall pay mechanical royalties in connection therewith at the applicable rate for such composition as though the selection was embodied thereon only once.

     11.7 To the extent the Mechanical Royalties provisions of the Distribution Agreement differ in any respect from the provisions of this Article II, the provisions in the Distribution Agreement shall control.

12.  Warranties; Representations; Restrictions; Indemnities.

     12.1 You  warrant  and  represent:

               12.1.1 You have the right and power to enter into and fully perform this agreement.

               12.1.2 No Materials, as hereinafter defined, or any use thereof will violate any law or infringe upon or violate the rights of any Person. "Materials", as used in this Article, shall include: (1) all Controlled Compositions, (2) each name used by You in connection with the Recordings made hereunder, and (3) all other musical, dramatic, artistic and literary materials, ideas, and other intellectual properties, furnished or selected by You contained in or used in connection with the Masters hereunder and/or the recordings made therefrom or their use in the packaging, sale, distribution, advertising, publicizing or other exploitation thereof.

               12.1.3 You are or will become and will remain to the extent necessary to enable the performance of this agreement, a member in good standing of all labor unions or guilds, membership in which may be lawfully required for the performance of Your services hereunder.

     12.2 During the Term of this agreement, You will not enter into any agreement which would interfere with the full and prompt performance of Your material obligations hereunder, and You will not perform or render any services for the purpose of making Phonograph Records or Master Recordings derived from Your performances for any Person other than Company. After the expiration of the Term of this agreement, for any reason whatsoever, You will not perform any Composition which shall have been recorded hereunder for any Person other than Company for the purpose of making Phonograph Records or Master Recordings prior to whichever of the following dates shall bc later: (a) the date five (5) years subsequent to the date such Composition is recorded hereunder, or (b) the date two (2) years subsequent to the expiration date of the Term of this agreement, You shall not authorize or consent to Your performances to be recorded in violation of the foregoing restrictions.

     12.3 If You shall become aware of any unauthorized recording, manufacture, distribution or sale by any third party contrary to the foregoing re-recording restrictions, You shall notify Company thereof and shall cooperate with Company in the event that Company commences any action or proceeding against such third party.

     12.4 Your services are unique and extraordinary, and the loss thereof cannot be adequately compensated in damages, and Company shall be entitled to injunctive relief to enforce the provisions of this agreement.

     12.5 You shall at all times indemnify and hold harmless Company (and any Licensee of Company) from and against any and all claims, damages, losses, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising Out of any claim which is inconsistent with or any alleged breach or breach by You of any warranty, representation or agreement made by You herein. You shall reimburse Company (and/or Company's Licensees) on Company's demand for any payment made or incurred at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies. Company shall give You notice of any claim to which the foregoing indemnity applies. You will have the right to participate in the defense of any such claim with counsel of Your own choice and at Your own expense. Pending the determination of any claim, demand or action involving such breach or alleged breach of warranty, Company may, at its election, withhold payment of any sums otherwise payable to You hereunder in an amount equal to Your potential liability to Company.

     12.6 Company shall not be required to make any payments of any nature for, or in connection with the acquisition, exercise or exploitation of rights by Company pursuant to this agreement. except as specifically provided in this agreement.

     l2.7 There are no prior recorded masters embodying Your performances unreleased within thc United States of America and elsewhere in the world. If there are any such recorded masters embodying Your performances, owned or controlled by You or any entity owned or controlled by You, neither You nor such entity shall release, or authorize the releases of any such recorded performance on phonograph records prior to the date two (2) years after the expiration or termination of the Term hereof.

     12.8 All of Your representations and warranties shall be true and correct upon execution hereof and upon Delivery of each Master Recording hereunder, and shall remain in effect in perpetuity. Company's acceptance of Master Recordings or other materials hereunder shall not constitute a waiver of any of Your representations, warranties or agreements in respect thereof.

     12.9 During the Term should You render any musical performance, audio, visual or otherwise, for the purpose of making any motion picture or other audio visual work (the "Picture") for any person other than Company You shall not authorize any such other person to make any records therefrom without in every instance obtaining Company's prior written consent thereto. You shall notify

Company of all such audio visual undertakings as a matter of a courtesy and, should any record embodying Your performances result therefrom without Company's written consent, You shall cooperate fully with Company with respect .to the prosecution of such unauthorized recording.

     12.10 You shall execute and Deliver to Company, upon Company's request therefore, a form of artist inducement letter as may be required by the Distributor.

l3.  Sampling.

     13.1 You shall not embody any Sampled Material any Master hereunder without Company's prior written consent. Your failure to obtain Company's written consent prior to embodying any Sampled Material on a Master shall constitute a material breach of this agreement and, without limitation of any of Company's other rights and remedies, in such event You shall repay Company on demand for any monies theretofore advanced by Company to You for such Master.

     13.2 If Company does consent to the inclusion of Sampled Material on a particular Master, then the following shall be applicable:

          13.2.1 You shall at Your expense or otherwise as Company may agree in writing, obtain for Company's benefit and shall Deliver to Company not later than simultaneously with the Delivery of any applicable Master(s), all written licenses and permissions from the owner(s) of any such Sampled Material which are necessary for Company's use of such Sampled Material, including, without limitation, all licenses and permissions from the publisher of the applicable composition(s) so sampled, upon terms and conditions acceptable to Company.

          13.2.2 Delivery to Company of an applicable Master shall not be deemed completed unless and until all written licenses and permissions from the owners of such Sampled Material are Delivered to Company in accordance with the foregoing provisions.

          13.2.3 Your obligation to obtain all such licenses and permissions from the owner(s) of any such Sampled Material is an essential obligation on Your part hereunder, and Your failure to obtain any such license(s) and permission(s) shall constitute a material breach of this agreement.

14.  Definitions.

     14.1 "Master Recording(s)" or "Master(s)" Every recording of sound, whether or not coupled with a visual image by any method and on any substance or material, whether now known or hereafter devised, which is used or useful in the recording, production and/or manufacture of phonograph records (including, but not limited to Demos recorded hereunder).

     14.2  "Person"  and  "Party"  Any  individual,  corporation,   partnership,
association  or  other  organized  group  of  persons  or  legal  successors  or
representatives   of  the  foregoing.

     14.3 "Record(s)" "Recording(s)" and "Phonograph Record(s)" All forms of reproductions, now or hereafter known, manufactured or distributed primarily for home use, school use, juke box use, or use in means of transportation, embodying
(a) sound alone or (b) sound coupled with visual images, e.g., "sight and sound" devices.

     14.4 "Album" or "LP" One or more Records  containing  at least  thirty-five
(35) minutes in playing time, sold in a single package, whether or not released, which are recorded in connection with a specific album project, but not including Sides which were recorded in connection with any other album project.

     14.5 "Single" A Record containing not more than two (2) Sides. 14.6 "Side" A Recording of sufficient playing time to constitute the equivalent of one side of a 45 rpm record, but not less than two and one-quarter minutes of continuous sound.

     14.7 "Long Play Single" A Record embodying not more than three (3) Sides, including but not limited to a 33-1/3 rpm disc record.

     14.8 "EP" A Record embodying not more than five (5) to six (6) Sides which does not exceed a total playing time of 35 minutes.

     14.9 "Maxi single" A Record  embodying not more than four (4) Sides.

     14.10 "Advance" A prepayment of royalties which sums shall be recoupable by Company from any and all amounts to be paid to or on behalf of You pursuant to this or any other agreement between You and Company.

     14.11 "Composition" A single musical composition, irrespective of length, including all spoken words and bridging passages.

     14.12 "Controlled Composition" A Composition embodied in a Master Recording recorded or released hereunder, which Composition: (i) is written or composed, in whole or in part, directly or indirectly, by You, by any individual producer that produces Master Recordings hereunder or by any Person in which You have a direct or indirect interest; and/or (ii) is owned or controlled, in whole or in part, directly or indirectly by You, by any individual producer that produces Master Recordings hereunder or by any Person in which You have a direct or indirect interest.

     14.13 "Delivered" or "Delivery" Means the receipt and acceptance of by Company and/or its Licensees, the tape master and reference discs as well as the submission by You in a written form of all necessary information, consents, licenses and permissions such that the Company and/or its Licensees may manufacture, distribute and release the Records concerned including, without limitation, all label copy, publishing and songwriting information (including applicable music performance rights organizations), Album credits, the timings for each Composition contained on a Record, ancillary materials prepared by or for You which are required hereunder, first use mechanical licenses, sideperson permissions and any information required to be delivered to unions, guilds or other third parties.

     14.14 "Licensees" Any licensee of Company, including, without limitation, any Distributor or its licensees.

     14.15 "Distributor" A third Party record company which has the right to distribute Records derived from the Master Recordings pursuant to a Distribution Agreement.

     14.16 "Distribution Agreement" An agreement pursuant to which Company grants to a Distributor the right to distribute through normal retail channels Records derived from the Master Recordings recorded hereunder.

     14.17 "Joint Recording" Any Master Recording embodying Your performance, together with the performance of another artist(s) with respect to which Company is obligated to pay royalties.

     14.18 "Contract Period" The Initial Period, or any Option Period exercised hereunder (as those periods may be extended or suspended as provided herein).

     14.19 "Picture" Motion pictures or other audiovisual works that have a soundtrack substantially featuring performances of Artist.

     14.20 "Videoshows" Videocassettes, videodiscs or any other devices, now or hereafter known or developed, that enable the Picture to be perceived visually, with or without sound, when used in combination with or as part of a piece of electronic, mechanical or other apparatus.

     14.21 "Sampled Material", "Sample" any portion of a sound recording which is owned or controlled by a party other than You.

     14.22 "Territory" the Universe.

     14.23 If any one or more definitions herein conflict with the definitions set forth in the Distribution Agreement, the definitions set forth in the Distribution Agreement shall control.

15.  Remedies.

     15.1 If You do not fulfill any portion of Your Recording Commitment within the time prescribed herein or pursuant to the Distribution Agreement or Your voice or ability to perform becomes impaired, or if You fail, refuse, neglect or are unable to comply with any of Your obligations hereunder, Company will have the following options in addition to any rights or remedies Company may have:

          15.1.1 to extend the then current Contract Period of the Term for the period of such default plus such additional time as is necessary so that Company shall have no less than one hundred fifty (150) days after completion of Your recording commitment or the fulfillment of any other material obligation within which to exercise its option, if any, for the next following Contract Period. Company's obligations hereunder shall be suspended for the duration of any such default; and/or

          15.1.2 to terminate the Term of this agreement at any time.

     15.2 Company may exercise each of these options by sending You the appropriate notice. No exercise of either option under this paragraph will limit Company's rights to recover damages by reason of Your default, or any of its other rights.

l6.  Force Majeure.

     If because of an act of God, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign), failure of technical facilities, failure or delay of transportation facilities, illness or incapacity of any performer or producer, or other cause of similar or different nature not reasonably within Company's control, Company is materially hampered in the recording, manufacture, distribution or sale of records, then, without limiting Company's rights, Company shall have the option by giving You notice to suspend the then current Contract Period for the duration of any such contingency plus such additional time as is necessary so that Company shall have no less then ninety (90) days after the cessation of such contingency in which to exercise its option, if any, for the next following Option Period. No suspension shall exceed six (6) months unless the phonograph record industry in general is affected.

17.  Agreements. Approval & Consent.

     17.1 As to all matters treated herein to be determined by mutual agreement, or as to which Your approval or consent is required, such agreement, approval or consent will not be unreasonably withheld.

     17.2 Your agreement, approval or consent, whenever required shall be deemed to have been given unless notification is given within five (5) days following the date of written request therefor.

18.  Notices.

     Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail, return receipt requested, at the addresses shown above, or such other address or addresses as may be designated by either Party. Notices shall be deemed given when personally delivered or mailed, except that notice of change of address shall be effective only from the date of its receipt. Courtesy copies of all notices to Company shall be simultaneously sent to Sander & Baldonado LLP, 304 Park Avenue South, 11th Floor, New York, New York 10010.

19.  Assignment.

     Company may assign this agreement to its Licensees or to any third party, or to any subsidiary, affiliated or controlling corporation or to any person owning or acquiring a substantial portion of the stock or assets of Company. Company may also assign its rights hereunder to any of its Licensees to the extent necessary or advisable in Company's sole discretion to implement the license granted. You may not assign this agreement or any of Your rights hereunder and any such purported assignment shall be void ab initio.

20.  Publishing.

     20.1 You hereby irrevocably and absolutely assign, convey and set over to Company, or Company's designee ("Publisher") an undivided fifty percent (50%) interest in each Controlled Composition pursuant to an agreement in thc form of Exhibit A appended hereto.

     20.2 If the copyright in any Controlled Compositions is owned or controlled by anyone else, You will cause that Person to grant Company the same rights described in this paragraph 21 on the same terms. If the copyright in any Controlled Composition is transferred, the transfer will be made subject to this agreement.

21.  Video.

     21.1 You shall upon Company's reasonable request appear on dates and at film studios and other locations designated by Company upon reasonable notice to You for the filming, taping or other permanent fixation of audio visual reproductions of the Compositions contained in the Masters in Videoshows on the following terms and conditions:

     21.2 Company, after consultation with You, shall designate the Composition(s) to be used, the producer and director thereof, all production personnel rendering services in connection with the production of the Videoshows, the storyboard and script and the locations and dates of filming;

     21.3 Company will pay the Production Costs (as hereinafter defined) incurred in connection with any Videoshows in an amount not in excess of a written budget to be determined by us in writing. Fifty (50%) percent of Production Costs shall be recoupable from royalties accruing to Your royalties from sound only recordings and One Hundred (100)% of Production Costs shall be recoupable from royalties or other sums payable with respect to audiovisual recordings;

     21.4 With respect to any Controlled Composition, You hereby grant us (A) free, worldwide perpetual licenses for the inclusion and exploitation of all Controlled Composition in Videoshows for "advertising and promotional purposes", as determined by Company; and (B) for audiovisual records, perpetual licenses for the United States and Canada (as applicable) at the mechanical royalty rates specified for sound-only records in paragraph 11 above. With respect to all other uses, You shall use your best efforts to negotiate on our behalf rates which are no less favorable than those granted to Company by other third party non-affiliated publishers.

     21.5 As used in this paragraph 22, "Production Costs" shall mean all direct costs incurred in the production (pre, during, and post) of Videoshows through the final master tape, video or film, including, without limitation, all sums paid to or for production companies, directors, writers, and all so called "above the line" and "below the line" talent and crew (including without limitation associate producers, technical crews, camerapeople, maintenance engineers, audio crew members and equipment, lighting crews) and all production fees and costs (including without limitation location and police permits and fees, hall and studio rental and cartage and equipment) and all other costs and expenses which are now or hereafter generally recognized in the United States record and film industry as production costs of audiovisual programs.

22.  Miscellaneous.


     22.1 You understand and acknowledge that the sale of Records is speculative and agree that the judgment of Company with regard to any matter affecting the sale, distribution and exploitation of Records hereunder shall be binding and conclusive upon You. Nothing contained in this agreement shall obligate Company to make, sell, license, or distribute Records manufactured from the Masters recorded hereunder other than as specifically provided herein. The method, manner and extent of release, packaging, promotion, advertising, distribution and exploitation of Master Recordings and Records shall be within the sole discretion of Company unless otherwise herein specifically provided.

     22.2 This agreement contains the entire understanding of the Parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of Company. A waiver by Company of any term or condition of this agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative and none of them shall be in limitation of another remedy, right, undertaking, obligation or agreement of Company.

     22.3 If any part of this agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or any other legally constituted body having jurisdiction to make such determination, the remainder of this agreement shall remain in full force and effect.

     22.4 Those provisions of any applicable collective bargain agreement between Company and any labor organization which are required, by the term of such agreement, to be included in this agreement shall be deemed incorporated herein.

     22.5 Each option and/or election granted to Company hereunder including, without limitation, to suspend the running of one or more periods of time specified in this agreement, to terminate the Term of this agreement, or otherwise, is separate and distinct, and the exercise of any such option or election shall not operate as a waiver of any other option or election unless specifically so stated by Company in its notice of exercise of such option or election.

     22.6 You shall not be entitled to recover damages or to terminate the Term of this agreement by reason of any breach by Company of its material obligations hereunder, unless Company has failed to remedy such breach within ninety (90) days following receipt of Your written notice thereof, or if such breach is not reasonably capable of being cured within such ninety (90) day period, Company does not commence to cure such breach in said ninety (90) day period or complete the curing of such breach thereafter.

     22.7 Any process in any such action or proceeding may, among other methods, be served upon You by delivering it or mailing it by registered or certified mail, directed to the address first above written or such other address as You may designate in writing. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York. Delivery shall be deemed made when mailed.

     22.8 This agreement has been entered into the State of New York, and the validity, interpretation and legal effect of this agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. The federal and state courts of the State, City and County of New York only will have jurisdiction and venue of any controversies regarding this agreement; and any action or other proceeding which involves such a controversy will be brought in the courts located within the State, City and County of New York and not elsewhere.

     22.9 In entering into this agreement, and providing services pursuant hereto, You shall have the status of independent contractor and nothing herein contained shall contemplate or constitute You as Company's agent or employee.

     22 10 This agreement shall not become effective until executed by all Parties hereto.

     22.11 You acknowledge that Company has recommended that You have this agreement reviewed on Your behalf by an attorney experienced in the music industry.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first hereinabove written.

                                   Prelude Development Inc.

                                   By: /s/
                                   Authorized Officer


/s/ George Graham
George Graham p/k/a/ "Pretty Black"
SSN: ###-##-####